May 29, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:

We have read the statements made by AFBA 5Star Funds (the
"Registrant"), a copy of which is attached and which we understand will be filed with the Securities and Exchange
Commission pursuant to Item 77K of Form N-SAR dated May
29, 2008. We agree with the statements concerning our Firm in such Item 77K.

Yours very truly,


PricewaterhouseCoopers LLP